EXHIBIT 99.1

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Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2019 First Quarter Results and Increases its Fiscal 2019 EPS Guidance

•	Organic revenues increased 4.7 percent in the first quarter of fiscal 2019.

•	Earnings before income taxes increased 14.8 percent to $39.9 million in the first quarter of fiscal 2019 compared to $34.8 million in the same quarter of the prior year.

•	Diluted EPS increased 18.4 percent to $0.58 in the first quarter of fiscal 2019 compared to $0.49 in the same quarter of the prior year.

•	Diluted EPS guidance for the full year ending July 31, 2019 was increased to a range of $2.20 to $2.30 from the previous range of $2.15 to $2.25.

MILWAUKEE (November 15, 2018)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2019 first quarter ended October 31, 2018.

Quarter Ended October 31, 2018 Financial Results:
Earnings before income taxes increased 14.8 percent to $39.9 million for the quarter ended October 31, 2018, compared to $34.8 million in the same quarter last year.
Net earnings for the quarter ended October 31, 2018, were $30.6 million compared to $25.8 million in the same quarter last year.
Net earnings per diluted Class A Nonvoting Common Share were $0.58 for the first quarter of fiscal 2019, compared to $0.49 in the same quarter last year.
Sales for the quarter ended October 31, 2018 increased 1.0 percent, which consisted of organic sales growth of 4.7 percent, a decrease in sales of 2.0 percent from foreign currency translation, and a decrease in sales of 1.7 percent from the divestiture of a business in the fourth quarter of fiscal 2018. Sales for the quarter ended October 31, 2018 were $293.2 million compared to $290.2 million in the same quarter last year. By segment, sales increased 4.0 percent in Identification Solutions and decreased 6.6 percent in Workplace Safety, which consisted of organic sales growth of 5.7 percent in Identification Solutions and organic sales growth of 2.2 percent in Workplace Safety.

Commentary:
“Our investments to increase organic sales growth through the development of innovative new products and to provide increased value to our customers is paying off as we reported 4.7 percent organic growth this quarter, which marks our sixth consecutive quarter of organic sales growth,” said Brady’s President and Chief Executive

Officer, J. Michael Nauman. “This quarter also represents our thirteenth consecutive quarter of year-over-year pre-tax earnings growth. We apply a consistent and balanced approach to generating organic sales growth while driving sustainable efficiency gains throughout our global operations and SG&A structure. We expect this positive organic sales trend to continue as we invest in new product development in our global businesses and as our Workplace Safety business returns to consistent organic sales growth.”
“We used our cash generation this quarter to increase our investments in research and development and capability-enhancing capital expenditures while returning funds to our shareholders through dividends and further strengthening our balance sheet. We finished in a net cash position of $137.8 million as of October 31, 2018,” said Brady’s Chief Financial Officer, Aaron Pearce. “We’re experiencing increased costs in certain areas, making our focus on driving efficiency improvements and making investments in equipment and machinery to increase automation our top operational priorities. Our balance sheet provides significant flexibility for ongoing investments in growth opportunities to drive long-term shareholder value.”

Fiscal 2019 Guidance:
The Company is increasing its full year fiscal 2019 earnings per diluted Class A Nonvoting Common Share guidance from its previous range of $2.15 to $2.25 to a range of $2.20 to $2.30. Included in this guidance is organic sales growth of 3.0 percent to 5.0 percent, a full-year income tax rate in the mid-20 percent range, and depreciation and amortization expense of approximately $26 million. The Company expects to achieve efficiency gains in its manufacturing facilities and in selling, general and administrative expenses while continuing to increase investments in research and development. Capital expenditures are anticipated to be approximately $35 million during the year ending July 31, 2019. This guidance is based upon foreign currency exchange rates as of October 31, 2018.

A webcast regarding Brady’s fiscal 2019 first quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2018, employed approximately 6,200 people in its worldwide businesses. Brady’s fiscal 2018 sales were approximately $1.17 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; Brady’s ability to retain large customers; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; Brady’s ability to execute facility consolidations and maintain acceptable operational service metrics; foreign currency fluctuations; the impact of the Tax Reform Act and any other changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non-voting shareholders; Brady’s ability to meet certain financial covenants required by our debt agreements; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2018.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2018	2017
Net sales	$293,196	$290,151
Cost of products sold	146,657	144,086
Gross margin	146,539	146,065
Operating expenses:
Research and development	11,326	10,520
Selling, general and administrative	94,591	100,134
Total operating expenses	105,917	110,654

Operating income	40,622	35,411

Other (expense) income:
Investment and other (expense) income	(17)	216
Interest expense	(712)	(863)

Earnings before income taxes	39,893	34,764

Income tax expense	9,256	8,928

Net earnings	$30,637	$25,836

Net Earnings per Class A Nonvoting Common Share:
Basic	$0.59	$0.50
Diluted	$0.58	$0.49
Dividends	$0.21	$0.21

Net Earnings per Class B Voting Common Share:
Basic	$0.57	$0.49
Diluted	$0.56	$0.48
Dividends	$0.20	$0.19

Weighted average common shares outstanding (in thousands):
Basic	52,201	51,440
Diluted	52,958	52,383

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 31, 2018	July 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$192,176	$181,427
Accounts receivable—net	169,327	161,282
Inventories:
Finished products	71,092	73,133
Work-in-process	20,734	19,903
Raw materials and supplies	22,190	20,035
Total inventories	114,016	113,071
Prepaid expenses and other current assets	18,497	15,559
Total current assets	494,016	471,339
Other assets:
Goodwill	415,129	419,815
Other intangible assets	41,033	42,588
Deferred income taxes	7,770	7,582
Other	17,621	17,662
Property, plant and equipment:
Cost:
Land	7,250	6,994
Buildings and improvements	95,386	96,245
Machinery and equipment	270,192	270,989
Construction in progress	7,492	4,495
	380,320	378,723
Less accumulated depreciation	282,263	280,778
Property, plant and equipment—net	98,057	97,945
Total	$1,073,626	$1,056,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,735	$66,538
Wages and amounts withheld from employees	48,945	67,619
Taxes, other than income taxes	8,377	8,318
Accrued income taxes	4,937	3,885
Other current liabilities	54,582	44,567
Total current liabilities	181,576	190,927
Long-term obligations	54,408	52,618
Other liabilities	64,699	61,274
Total liabilities	300,683	304,819
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 48,918,974 and 48,383,617 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	326,182	325,631
Retained earnings	570,858	553,454
Treasury stock—2,342,513 and 2,867,870 shares, respectively of Class A nonvoting common stock, at cost	(58,414)	(71,120)
Accumulated other comprehensive loss	(66,231)	(56,401)
Total stockholders’ equity	772,943	752,112
Total	$1,073,626	$1,056,931

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2018	2017
Operating activities:
Net earnings	$30,637	$25,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,960	6,564
Non-cash portion of stock-based compensation expense	4,965	3,744
Deferred income taxes	2,164	(1,168)
Changes in operating assets and liabilities:
Accounts receivable	(6,709)	(4,807)
Inventories	(3,125)	(3,571)
Prepaid expenses and other assets	(2,197)	(2,005)
Accounts payable and accrued liabilities	(14,070)	7,799
Income taxes	1,193	2,327
Net cash provided by operating activities	18,818	34,719

Investing activities:
Purchases of property, plant and equipment	(6,009)	(3,802)
Other	337	974
Net cash used in investing activities	(5,672)	(2,828)

Financing activities:
Payment of dividends	(11,096)	(10,639)
Proceeds from exercise of stock options	12,138	3,249
Proceeds from borrowings on credit facilities	5,737	10,901
Repayments of borrowings on credit facilities	(2,269)	(22,894)
Income tax on equity-based compensation, and other	(3,846)	(2,280)
Net cash provided by (used in) financing activities	664	(21,663)

Effect of exchange rate changes on cash	(3,061)	(1,935)

Net increase in cash and cash equivalents	10,749	8,293
Cash and cash equivalents, beginning of period	181,427	133,944

Cash and cash equivalents, end of period	$192,176	$142,237

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2018	2017
NET SALES
ID Solutions	$218,100	$209,705
Workplace Safety	75,096	80,446
Total Company	$293,196	$290,151

SALES INFORMATION
ID Solutions
Organic	5.7%	2.9%
Currency	(1.7)%	1.3%
Total	4.0%	4.2%

Workplace Safety
Organic	2.2%	(1.4)%
Currency	(2.6)%	3.3%
Divestitures	(6.2)%	—%
Total	(6.6)%	1.9%

Total Company
Organic	4.7%	1.7%
Currency	(2.0)%	1.9%
Divestitures	(1.7)%	—%
Total	1.0%	3.6%

SEGMENT PROFIT
ID Solutions	$41,562	$35,837
Workplace Safety	5,541	6,445
Total	$47,103	$42,282

SEGMENT PROFIT AS A PERCENT OF NET SALES
ID Solutions	19.1%	17.1%
Workplace Safety	7.4%	8.0%
Total	16.1%	14.6%

	Three months ended October 31,
	2018	2017
Total segment profit	$47,103	$42,282
Unallocated amounts:
Administrative costs	(6,481)	(6,871)
Investment and other (expense) income	(17)	216
Interest expense	(712)	(863)
Earnings before income taxes	$39,893	$34,764